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                                                                    Exhibit 23.1

(KPMG LOGO)

             KPMG LLP
             AMERICAN INTERNATIONAL PLAZA
             SUITE 1100
             250 MUNOZ RIVERA AVENUE
             SAN JUAN, PR 00918-1819


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
EuroBancshares, Inc.:

We consent to the use of our report dated February 25, 2004, except as to note 30, which is dated May 12, 2004, included herein and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to the adoption of the provisions of Financial Accounting Standards Board's Interpretation No. 46R, Consolidation of Variable Interest Entities, as of December 31, 2003.

                                                        KPMG LLP

SAN JUAN, PUERTO RICO
MAY 13, 2004